UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TEXAS SOUTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0362471
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Riverway, Suite 1800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-171064

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.001 per share, of the Registrant set forth under the heading “Description of Capital Stock” in the Registrant’s Annual Repot  on Form 10-K (File No. 333-171064), as initially filed with the Securities and Exchange Commission on February 13, 2014 and as subsequently amended is hereby incorporated by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Texas South Energy, Inc.

Date:	March 27, 2015	By:	/s/ James M. Askew
James M. Askew
Chief Executive Officer, Principal Financial Officer, and Sole Director